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                                                                EXHIBIT 23.1(B)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 24, 1998, with respect to the financial statements of Power Rental Co., Inc. included in the Joint Proxy Statement of United Rentals, Inc. and U.S. Rentals, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of United Rentals, Inc. for the registration of 29,620,913 shares of its common stock.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
September 9, 1998